Exhibit 10.2

SATISFACTION AND GENERAL RELEASE OF PROMISSORY NOTE

This Satisfaction and General Release of Promissory Note is executed this 17th day of April, 2020 by ______________________ (“Holder”).

RECITALS

WHEREAS, Nestbuilder.com Corp., a Nevada corporation (the “Company”) issued to Holder a Convertible Promissory Note, dated August 17, 2018, in the original principal amount of $12,500, as amended (the “Note”), a true and correct copy of which is attached hereto as Exhibit A;

WHEREAS, Holder represents that the Note is free from any pledge, lien, claim, or encumbrance; and

WHEREAS, Holder has agreed to accept a discounted payoff of the Note in the amount of $11,250, payable immediately in full satisfaction of the Note.

NOW, THEREFORE, in consideration of the foregoing recitals, and the terms, mutual covenants, promises, representations and warranties set forth herein, Holder agrees that:

1. Upon payment and receipt of $11,250 from the Company, Holder shall deem the Note fully-paid, satisfied, and cancelled, shall release the Company from any liability thereunder, and shall return the Note to the Company annotated as “Fully-Paid.”

2. Holder further agrees to indemnify and hold the Company harmless from any other demand, claim, or presentment of the Note after the discounted payoff has been received.

Dated this 17th day of April, 2020.

[NAME OF HOLDER]

EXHIBIT A

NOTE

(see attached)